                                                                     EXHIBIT 4.1

                              TENTH AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------



          TENTH AMENDMENT (the "Amendment"), dated as of September 25, 1996 among THE INTERLAKE CORPORATION, a Delaware corporation (the "Company"), each Subsidiary Borrower party to the Credit Agreement referred to below, The Interlake Corporation Employee Stock Ownership Trust (the "ESOP Borrower"), acting by and through the LaSalle National Trust, N.A. (successor to LaSalle National Bank), not in its individual or corporate capacity, but solely in its capacity as trustee of the ESOP Trust (the "ESOP Trustee" and together with the Company and the Subsidiary Borrowers, the "Credit Parties"), THE CHASE MANHATTAN BANK (as successor to CHEMICAL BANK), individually and as Administrative Agent (the "Administrative Agent"), THE FIRST NATIONAL BANK OF CHICAGO, individually and as Co-Agent (the "Co-Agent"), and the financial institutions party to the Credit Agreement referred to below and listed on the signature pages hereto (the "Banks"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                             W I T N E S S E T H :
                             -------------------


          WHEREAS, each of the Credit Parties, the Banks, the Administrative Agent and the Co-Agent are parties to that certain Amended and Restated Credit Agreement dated as of September 27, 1989 and amended and restated as of May 28, 1992 and as further amended by the First Amendment dated as of August 14, 1992, the Second Amendment and Waiver dated as of October 30, 1992, the Third Amendment and Waiver dated as of August 20, 1993, the Fourth Amendment dated as of December 22, 1993, the Fifth Amendment dated as of February 23, 1994, the Sixth Amendment dated as of August 16, 1994, the Seventh Amendment dated as of January 24, 1995, the Eighth Amendment dated as of February 1, 1995 and the Ninth Amendment dated as of June 1, 1995 (as so amended and restated and further amended and as the same may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"); and

          WHEREAS, the Company, the Subsidiary Borrowers and the Banks wish to amend the Credit Agreement as herein pro vided;


          NOW THEREFORE, it is agreed:

          1. On the Tenth Amendment Effective Date, Section 3.01 is hereby amended by inserting the following new clause (i) to the end thereof:

          "(i) On the date which is 150 days after the Interlake Packaging Disposition is consummated, the Company shall pay to each Bank a fee based on the amount of Net Cash Proceeds arising from the Interlake Packaging Disposition used (x) to effectuate one or more Note Repurchases and/or (y) to acquire the business and assets of (A) Real Time Solutions, Inc. and/or
     (B) ARC Metals, Inc. (and not required to be applied to repay Loans pursuant to Section 4.02(d)) as follows:

               (a) to each Bank whose Exclusion Percentage is equal to or greater than 50% but less than 75%, an amount equal to 1/8 of 1% of its Fee Calculation Percentage multiplied by such Net Cash Proceeds used;

               (b) to each Bank whose Exclusion Percentage is equal to or greater than 75% but less than 100%, an amount equal to 1/4 of 1% of its Fee Calculation Percentage multiplied by such Net Cash Proceeds used; and

               (c) to each Bank whose Exclusion Percentage is 100%, an amount equal to 3/8 of 1% of its Fee Calculation Percentage multiplied by such Net Cash Proceeds used."

          2. On the Tenth Amendment Effective Date Section 4.02(d) of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

          "Notwithstanding the foregoing, with respect to the Interlake Packaging Disposition, (a) 50% of the Net Cash Proceeds therefrom (the "Total Mandatory Exclusion Amount") plus (b) the Total Voluntary Exclusion Amount may, at the option of the Company, be excluded from the required repayment set forth above, and be delivered to a blocked account with, and on terms and conditions satisfactory to, the Administrative Agent, and may be released therefrom, so long as no Default or Event of Default then exists or would arise therefrom, (i) to effect Note Repurchases in accordance with this Agreement and/or (ii) to acquire the business and assets of (x) Real Time Solutions, Inc. and/or (y) ARC Metals, Inc., provided that on the earlier of (i) the date which is 150 days after the date of the consummation of the Interlake Packaging Disposition and (ii) the date of any exercise of remedies pursuant to the last paragraph of
     Section 9, all amounts then held in such blocked account shall be applied as otherwise required by the previous sentence of this Section 4.02(d).

          3. On the Tenth Amendment Effective Date, Section 4.02(h) of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

          "Notwithstanding the foregoing, in connection with the application of the Net Cash Proceeds of the Interlake Packaging Disposition on or after the closing date thereof, all amounts to be applied in accordance with this
     Section 4.02(h) shall be applied to reduce the

     Total Exposure (after giving effect to any forbearance of such reduction by any Bank electing a Voluntary Exclusion Amount which is greater than zero), and shall be applied: (a) first, to the repayments of Subsidiary Term Loans outstanding to Acme Strapping, Inc. in the aggregate amount of $6,496,785,
     (b) second, to the repayments of Subsidiary Revolving B Loans outstanding to Acme Strapping, Inc. in the aggregate amount of $3,136,875, (c) third, to repay Loans to Borrowers which are incorporated in the United States or any State thereof in the following order: (i) first, to repay all Term Loans and (ii) then to repay all Revolving B Loans; (d) fourth, to reduce permanently the Total Revolving A Commitment, (e) fifth, to repay Loans to Borrowers which are incorporated outside of the United States in the following order: (i) first, to all Term Loans denominated in U.S. Dollars,
     (ii) second, to all Revolving B Loans, (iii) third, to all Sterling Term Loans and (iv) fourth, to all Sterling Revolving B Loans."

          4. On the Tenth Amendment Effective Date, Section 8.02 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of clause
(xiii) and adding a comma in lieu thereof, (b) deleting the period at the end of clause (xiv) and inserting " and" in lieu thereof and (c) inserting the following new clause in lieu thereof:

          "(xv) the Company or any of its Subsidiaries shall be permitted to consummate the Interlake Packaging Disposition so long as the proceeds thereof are applied as required by Sections 4.02(d) and (g).

          5. On the Tenth Amendment Effective Date, Section 8.06 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of clause
(xvii) and adding a comma in lieu thereof, (b) deleting the period at the end of clause (xviii) and inserting " and" in lieu thereof and (c) inserting the following new clauses in lieu thereof:

          (xix) the Company or any of its Subsidiaries may purchase or otherwise acquire all of the business and assets of Real Time Solutions, Inc., provided that such acquisition is based upon terms which are in form and substance satisfactory to the Administrative Agent, and provided further that such acquisition shall have been completed no later than the 150th day following the consummation of the Interlake Packaging Disposition; and

          (xx) the Company or any of its Subsidiaries may purchase or otherwise acquire all of the business and assets of ARC Metals, Inc., provided that such acquisition is based upon terms which are in form and substance satisfactory to the Administrative Agent, and provided further that such acquisition shall have been completed no later than the 150th day following the consummation of the Interlake Packaging Disposition.

          6. On the Tenth Amendment Effective Date, Section 8.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

               "8.12 Minimum Consolidated EBITDA. Consolidated EBITDA for any four fiscal quarter period ending on the last day of any fiscal quarter set forth below shall be greater than the amount set forth opposite such fiscal quarter:"

     Fiscal Period                           Amount
     -------------                           ------
     For the fourth quarter of 1995        $85,000,000

     For the first quarter of 1996         $85,000,000
     For the second quarter of 1996        $85,000,000
     For the third quarter of 1996         $68,000,000
     For the fourth quarter of 1996        $70,000,000

     For the first quarter of 1997         $70,000,000
     For the second quarter of 1997        $70,000,000
     For the third quarter of 1997         $70,000,000
     For the fourth quarter of 1997        $72,000,000

     For the first quarter of 1998         $72,000,000
     For the second quarter of 1998        $72,000,000
     For the third quarter of 1998         $72,000,000
     For the fourth quarter of 1998        $74,000,000

     For the first quarter of 1999         $74,000,000
     For the second quarter of 1999        $74,000,000

          Additionally, if the Company exceeds the required minimum Consolidated EBITDA levels set forth above for the fiscal years ending December 31, 1995 or December 31, 1996, then 50% of the excess in each of those two years, up to a maximum of $5,000,000 in the aggregate, will be available to the Company as a credit to add to the actual Consolidated EBITDA of the Company in any fiscal quarter thereafter, to be included in the calculation for any period in which such quarter is included. The credit created by such excess may be used in whole or in part.

          7. On the Tenth Amendment Effective Date, Section 8.13(i) of the Credit Agreement is hereby amended by (i) inserting directly after the phrase ""any Indebtedness incurred pursuant to the Subordinated Debt Documents and the Permanent Subordinated Debentures,":

          "or any of the Senior Notes"

and (ii) inserting the following proviso at the end thereof:

          , provided that the Company may acquire, repurchase, redeem or otherwise prepay Senior Notes or Permanent Subordinated Debentures pursuant to one or more Note Repurchases (i) in an amount not to exceed the amount held in the blocked account described in and otherwise in compliance with the second sentence of Section 4.02(d) and
     (ii) an additional amount equal to $10,000,000, and, in any event, each such Note Repurchase shall be deemed to be a representation and warranty by the Company that such Note Repurchase shall not violate or breach any provision of the Credit Documents, the Subordinated Note Documents, the Senior Notes or any other contractual obligation binding on the Company or any of its Subsidiaries, and the Administrative Agent shall have received an opinion of counsel satisfactory to it with respect to same.

          8. On the Tenth Amendment Effective Date, Section 10 is hereby amended by (x) inserting the following definitions in alphabetical order:

          "Exclusion Percentage" shall mean, for each Bank, the sum of such Bank's Mandatory Exclusion Percentage plus its Voluntary Exclusion Percentage.

          "Exposure" shall mean for each Bank at any time, (i) the aggregate principal amount of Loans (other than ESOP Loans) of such Bank outstanding at such time, plus (ii) the Revolving Percentage (if any) of such Bank multiplied by the Letter of Credit Outstandings at such time, plus (iii) such Bank's Unutilized Revolving A Commitment (if any) at such time, plus
     (iv) the Delayed Draw Commitment (if any) of such Bank at such time.

          "Fee Calculation Percentage" for each Bank shall mean a fraction (expressed as a percentage) the numerator of which is the sum of such Bank's Mandatory Exclusion Amount plus its Voluntary Exclusion Amount, and the denominator of which is the Total Mandatory Exclusion Amount plus the Total Voluntary Exclusion Amount.

          "Interlake Packaging Business" shall mean the business which is (prior to the disposition thereof) operated by the Interlake Packaging Corporation and certain other direct and indirect Subsidiaries of the Company.

          "Interlake Packaging Disposition" shall mean the sale or other disposition of the capital stock and/or assets comprising the Interlake Packaging Business; provided that consideration from such disposition will be in the form of immediately available funds which, net of expected taxes and related expenses, equals or exceeds $80,000,000, and that such disposition is consummated upon terms and conditions satisfactory to the Administrative Agent and the Required Banks.

          "Mandatory Exclusion Amount" shall mean for each Bank, such Bank's Pro Rata Share (calculated immediately prior to the consummation of the Interlake Packaging Disposition) of the Total Mandatory Exclusion Amount.

          "Mandatory Exclusion Percentage" for each Bank shall mean 50% (representing the percentage of Net Cash Proceeds of the Interlake Packaging Disposition such Bank would have received but for the operation of clause (a) of the last sentence of Section 4.02(d)).

          "Note Repurchase" shall mean any acquisition, repurchase, redemption or other purchase of Permanent Subordinated Debentures or Senior Notes.

          "Pro Rata Share" shall mean for each Bank, a fraction (expressed as a percentage), the numerator of which is the Exposure of such Bank at such time and the denominator of which is the Total Exposure at such time.

          "Total Mandatory Exclusion Amount" shall have the meaning provided in
     Section 4.02(d).

          "Total Voluntary Exclusion Amount" shall mean aggregate Net Cash Proceeds from the Interlake Packaging

     Disposition which are initially excluded from the repayment provisions of
     Section 4.02(d) as a result of clause (b) of the second sentence thereof in an amount equal to the aggregate of the Voluntary Exclusion Amount of each of the Banks.

          "Voluntary Exclusion Amount" shall mean, for each Bank, the amount of Net Cash Proceeds of the Interlake Packaging Disposition initially voluntarily excluded from the repayment provisions of Section 4.02(d) as a result of clause (b) of the last sentence thereof, calculated on the basis of such Bank's Voluntary Exclusion Percentage.

          "Voluntary Exclusion Percentage" shall mean, (i) for each Bank which executed the Tenth Amendment to this Agreement, the percentage (which percentage may not exceed the Maximum Voluntary Exclusion Percentage listed next to each Bank's name on Schedule A to this Tenth Amendment) filled in by such Bank next to its signature thereto (representing the additional percentage of Net Cash Proceeds of the Interlake Packaging Disposition it would have received but for the election by such Bank not to have received such percentage of Net Cash Proceeds as a result of the operation of clause
     (b) of Section 4.02(d)) and (ii) for each Bank which fails to include any percentage next to its signature and for each other Bank, a percentage equal to zero.

; (y) by amending (A) the definition of Consolidated EBITDA by adding the following sentence at the end thereof:

          "For any calculation of Consolidated EBITDA on the date of the Interlake Packaging Disposition or thereafter for any period of four fiscal quarters inclusive of the date of the Interlake Packaging Disposition, all calculations of Consolidated EBITDA shall give pro forma effect to the Interlake Packaging

     Disposition as if it had taken place on the first day of the respective four fiscal quarter period."

; (B) the definition of Excess Cash Flow by adding the following clause to the text at the end of the parenthetical appearing in clause (i)(y) thereof:

          "or to the extent used or available (A) to effect Note Repurchases and/or (B) to acquire the business and assets of (I) Real Time Solutions, Inc. and/or (II) ARC Metals, Inc."

; (C) the definition of Net Cash Proceeds by adding the following clause at the end thereof:

          "; provided that, Net Cash Proceeds shall not include any payments made in respect of cash held by any entities being disposed of pursuant to the Interlake Packaging Disposition."

; and (D) the definition of Total Exposure by deleting clause (iv) and inserting the following in lieu thereof;

          "(iv) the Total Delayed Draw Commitment then in effect."

and (z) by deleting the definition of "Permanent Subordinated Debentures" and inserting the following definition in lieu thereof:

          "Permanent Subordinated Debentures" shall mean those 12 1/8% Senior Subordinated Debentures due 2002 issued by the Company pursuant to the Indenture dated as of June 18, 1992, between the Company and Harris Trust and Savings Bank as trustee, in the aggregate amount of $220,000,000.

          9. Section 13 of the Credit Agreement is hereby amended by adding the following new Section 13.22 at the end thereof:

          "Section 13.22 Interlake Packaging Disposition. Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, prior to the Interlake Packaging Disposition, the Company and its Subsidiaries shall be permitted to effectuate all of the actions outlined on Schedule XXI, which actions shall be effectuated on a basis satisfactory to the Administrative Agent."

          10. On the Tenth Amendment Effective Date, the Credit Agreement is hereby amended by adding Schedule XXI thereto in the form of Exhibit A hereto.

          11. In order to induce the Banks to enter into this Amendment, each of the Credit Parties (other than the ESOP Trustee) hereby (a) certifies that no Default or Event of Default exists and that each of the representations, warranties and agreements contained in Section 6 of the Credit Agreement on the Tenth Amendment Effective Date, both before and after giving effect to this Amendment, is true and correct in all material respects, and (b) confirms that it has and will continue to comply with all of its obligations contained in the Credit Agreement and the other Credit Documents including with respect to each of the Borrowers, but not limited to, all of its obligations contained in
Section 7.10(b) of the Credit Agreement.

          12. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          13. This Amendment may be executed in any number of counterparts and by the different parties hereto on sepa rate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

          14. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          15. This Amendment shall become effective on the date (the "Tenth Amendment Effective Date") when each of the following conditions shall have been satisfied:

          (a) On or prior to the Tenth Amendment Effective Date, the Company, the Subsidiary Borrowers, the ESOP Trustee, the Administrative Agent, the Co-Agents and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) such copies to the Administrative Agent;

          (b) The Company shall simultaneously with the effectiveness hereof consummate the Interlake Packaging Disposition;

          (c) The Company shall have paid all fees and expenses (including legal fees and expenses) then due and owing to the Administrative Agent;

          (d) The Administrative Agent shall have received opinions of counsel to the Company and its Subsidiaries (which counsel shall be satisfactory to the Administrative Agent) covering the matters herein and such other matters as the Administrative Agent shall have reasonably requested; and

          (e) The Company shall have paid to the Administrative Agent for distribution to the Banks a fee equal to 1/8 of 1% multiplied by its Fee Calculation Percentage of the projected Net Cash Proceeds of the Interlake Packaging Disposition.

Notwithstanding the foregoing, paragraph 9 hereof shall become effective when the condition in clause (a) of this paragraph 15 shall have been satisfied.

          16. From and after the Tenth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents or any other agreement to the Credit Agreement shall be deemed to be references to such Credit Agree ment as amended hereby.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                              THE INTERLAKE CORPORATION



                              By /s/Stephen Gregory
                                --------------------------
                                   Title: Vice President-
                                   Finance and Chief
                                   Financial Officer


                              SUBSIDIARY BORROWERS
                              --------------------


                              ACME STRAPPING INC.



                              By /s/Stephen Gregory
                                --------------------------
                                Title: Authorized Agent


                              DEXION (AUSTRALIA) PTY. LTD.
                              A.C.N. 000 083 956



                              By /s/Stephen R. Smith
                                --------------------------
                                Title: Authorized Agent

                              S.A. DEXION-REDIRACK N.V.



                              By /s/Stephen R. Smith
                                --------------------------
                                Title: Authorized Agent


                              DEXION INTERNATIONAL LIMITED



                              By /s/Stephen R. Smith
                                --------------------------
                                Title: Authorized Agent


                              PRECIS (935) LTD.



                              By /s/Stephen R. Smith
                                --------------------------
                                Title: Authorized Agent


                              DEXION GmbH



                              By /s/Stephen Gregory
                                --------------------------
                                Title: Authorized Agent


                              TWICEBONUS LIMITED



                              By /s/Stephen Gregory
                                --------------------------
                                Title: Authorized Agent

                              THE INTERLAKE CORPORATION EMPLOYEE STOCK OWNERSHIP TRUST, acting by and through the LASALLE NATIONAL TRUST, N.A. (successor to LaSalle National Bank), not in its in dividual or corporate capacity (except for the representations and warranties contained in Section 6.01(b)(y) of the Credit Agreement) but solely in its capacity as ESOP Trustee



                              By /s/Jeffrey Schiedemeyer
                                ------------------------
                                Title: Assistant Vice
                                       President

Voluntary
Exclusion
Percentage               BANKS
----------               -----


 ___0____%                       THE CHASE MANHATTAN BANK
    -
                         Individually, and as
                         Administrative Agent



                         By /s/
                           -------------------------------
                            Title: Managing Director


_____0____%              THE FIRST NATIONAL BANK
                         OF CHICAGO
                         Individually, and as Co-Agent



                         By /s/
                           -------------------------------
                            Title:


__________%              THE MITSUI TRUST AND BANKING
                         COMPANY  LIMITED



                         By /s/Margaret Holloway
                           -------------------------------
                            Title:Vice President & Manager


 40.4703%                NATIONAL BANK OF CANADA
__________

                         By /s/
                           -------------------------------
                            Title:Assistant Vice President



                         By /s/
                           -------------------------------
                            Title:

_____0____%              NATIONAL WESTMINSTER BANK PLC
     -



                         By /s/
                           -------------------------------
                            Title:Senior Vice President


_____0____%              BANK OF AMERICA NATIONAL TRUST
                         AND SAVINGS ASSOCIATION




                         By /s/
                           -------------------------------
                            Title:Vice President


_____0____%              BANK OF AMERICA, ILLINOIS



                         By /s/
                           -------------------------------
                            Title: Vice President


_____0____%              THE FUJI BANK LIMITED



                         By /s/ Hidehlko Jdr
                           -------------------------------
                           Title:General Manager

_____0____%              THE NIPPON CREDIT BANK, LTD.



                         By /s/
                           --------------------------
                            Title: Senior Manager

_____0____%              THE BANK OF NOVA SCOTIA



                         By /s/F.C.H. Ashby
                           --------------------------
                            Title:Senior Manager Loan
                                   Operations


_________%               BANK OF YOKOHAMA



                         By__________________________
                           Title:


 37.1068 %               GIROCREDIT BANK AG
 -------                 DER SPARKASSEN,
                         GRAND CAYMAN ISLAND BRANCH



                         By /s/
                           --------------------------
                            Title:



                         By /s/
                           --------------------------
                            Title:


 12.8007%
 -------
                         SENIOR DEBT PORTFOLIO
                         By: Boston Management and
                               Research as Investment
                               Advisor

                         By /s/
                           ----------------------------
                            Title:Assistant Treasurer


36.3307____%             LEHMAN COMMERCIAL PAPER INC.



                         By /s/
                           ----------------------------
                            Title: Authorized Signatory


 30.1751___%             RESTRUCTURED OBLIGATIONS

                         BACKED BY SENIOR ASSETS, B.V.

                         By  Chancellor Senior Secured
                             Management Inc. as Profile
                             Advisor

                         By /s/Christopher A. Bondy
                           ----------------------------
                           Title: Vice President



 50.000___%              STICHTING RESTRUCTURED
                         OBLIGATIONS BACKED BY SENIOR
                         ASSETS 2, (ROSA 2)

                         By  Chancellor Senior Secured
                             Management Inc. as Portfolio
                             Advisor

                         By /s/ Christopher A. Bondy
                           ----------------------------
                             Title: Vice President



  39.0578    %           CERES FINANCE LTD.
 ------------

                         By /s/
                           ----------------------------
                            Title: Director


_________%               MFS HIGH INCOME FUND



                         By /s/
                           ----------------------------
                            Title:

ACCEPTED AND CONSENTED TO:


INTERLAKE DRC LIMITED



By /s/Stephen Gregory
  ------------------------
  Title: Authorized Agent


DEXION GROUP PLC



By /s/Stephen R. Smith
  ------------------------
  Title: Authorized Agent